EXHIBIT 10.42

THE CONFIDENTIAL PORTION OF THIS CONTRACT HAS BEEN OMITTED PURSUANT TO REGULATION 240.25B-2(B) OF THE SECURITIES EXCHANGE ACT OF 1934, AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

                    AMENDED AND RESTATED LICENSE AGREEMENT

                                   BETWEEN

                        RIBOZYME PHARMACEUTICALS, INC.

                                       AND

                        COMPETITIVE TECHNOLOGIES, INC.

                               TABLE OF CONTENTS

                                                                                                   Page
                                                                                                   ----
ARTICLE I            DEFINITIONS                                                                    2

ARTICLE II           SURVIVAL OF ASSIGNMENT                                                         5

ARTICLE III          USE OF PATENTED SUBSTANCES                                                     6

ARTICLE IV           THE LICENSE                                                                    6
                     1.   Grant                                                                     6
                     2.   Sublicenses                                                               7
                     3.   Exclusivity                                                               9
                     4.   Consultation                                                              10
                     5.   Cross-Licensing                                                           10
                     6.   Country of Origin                                                         11

ARTICLE V            PRODUCT DEVELOPMENT                                                            11
                     1.   Due Diligence                                                             11
                     2.   Research and Development Information                                      12
                     3.   Data                                                                      12
                     4.   Remedial Action                                                           12

ARTICLE VI           PAYMENTS UNDER THE LICENSE                                                     13
                     1.   License Fee                                                               13
                     2.   Royalty Basis                                                             13
                     3.   Royalty Rates                                                             13
                     4.   Guaranteed Minimum Payments                                               14

ARTICLE VII          REMITTANCES, RECORDS AND REPORTS
                     UNDER THE LICENSES                                                             16
                     1.   Royalties                                                                 16
                     2.   Sublicense Fees                                                           17
                     3.   Guaranteed Minimum Payments                                               17
                     4.   Currency                                                                  17
                     5.   Credit for Patent Expenses                                                17
                     6.   Foreign Royalty Payments                                                  17
                     7.   Inspection                                                                18
                     8.   Price                                                                     18

ARTICLE VIII         PATENT PROTECTION                                                              18
                     Patent Filing                                                                  18
                     Recovery of Patent Expenses                                                    19

ARTICLE IX           ENFORCEMENT OF LICENSED PATENTS                                                19
                     1.   Enforcement                                                               19
                     2.   Defense                                                                   20

ARTICLE X            TERMS OF LICENSE: TERMINATION                                                  21
                     1.   Term                                                                      21
                     2.   Termination                                                               21

ARTICLE XI           REPRESENTATIONS AND WARRANTIES                                                 22

ARTICLE XII          PREFERENCE FOR U. S. INDUSTRY                                                  22

ARTICLE XIII         COMMUNICATION                                                                  23

ARTICLE XIV          ASSIGNMENTS                                                                    24

ARTICLE XV           MISCELLANEOUS                                                                  24
                     1.   Execution                                                                 24
                     2.   Construction                                                              24
                     3.   Indemnification                                                           24
                     4.   Anonymity                                                                 24
                     5.   Severability                                                              25
                     6.   Jurisdiction                                                              25
                     7.   Headings                                                                  25
                     8.   Force Majeure                                                             25
                     9.   No Waiver                                                                 25
                     10.  Compliance                                                                25
                     11.  Remedies                                                                  25
                     12.  Counterparts                                                              26




Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Seurities Exhange Act of 1934, and have been filed separately with the Commission.

                     AMENDED AND RESTATED LICENSE AGREEMENT

         This Amended and Restated License Agreement ("Agreement") is effective as of the 20th day of November, 1996 between Competitive Technologies, Inc. a Delaware corporation having its principal office at 1960 Bronson Road, Fairfield, Connecticut 06430 (hereinafter referred to as "LICENSOR") and Ribozyme Pharmaceuticals, Inc., a Delaware corporation having its principal office at 2950 Wilderness Place, Boulder, Colorado 80301 (hereinafter referred to as "LICENSEE"), and amends and restates that certain Assignment of License and Restated License Agreement dated of even date herewith between LICENSOR, LICENSEE and United States Biochemical Corporation, a corporation having a place of business at 26111 Miles Road, Cleveland, Ohio 44128 (hereinafter referred to as "USB") (the "Assignment").

         WHEREAS, under a Servicing Agreement between the University of Colorado Foundation (the "Foundation") and LICENSOR, LICENSOR is assignee of all right, title and interest of the Foundation to certain patent rights relating to ribozymes owned by University Research Corporation, a Colorado corporation and wholly owned subsidiary of the Foundation ("URC"), and has the exclusive right to license to others the entire interest in such patent rights; and

         WHEREAS, pursuant to that certain Second Restated License Agreement dated September 1, 1993 between LICENSOR (as successor to University Patents, Inc.) and USB, as amended by that certain Letter Agreement dated October 13, 1994 (the "Prior License Agreement"), USB was the exclusive licensee of LICENSOR of such patent rights, and pursuant to the Assignment USB has assigned and delegated all of its rights and obligations under the Prior License Agreement to LICENSEE, whereby LICENSEE has become the exclusive licensee of such patent rights; and





                                      1


Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

         WHEREAS, LICENSOR and LICENSEE wish to hereby amend and restate the terms of such exclusive license.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         1. "Commercial Sale" shall mean any transaction which transfers to a purchaser physical possession and title to a Product Unit, after which transfer the seller has no right or power to determine the purchaser's resale price, if any, and any transaction which involves the performance of Licensed Services for a third-party after which no further services are performed. Transfer of possession and title to a Product Unit, or performance of Licensed Services for, an "Affiliated or Related Interest" shall not constitute a Commercial Sale. An "Affiliated or Related Interest" means an entity in which LICENSEE has a direct or indirect ownership interest in excess of fifty percent (50%), or any entity which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with LICENSEE. If a purchaser of a Product Unit or Licensed Services is not independent of LICENSEE and if the sale of a Product Unit to such purchaser, or performance of Licensed Services for such purchaser, is at a lower price than other sales of similar Product Units to, or the performance of Licensed Services for, independent purchasers of substantially similar size, in substantially similar amounts, operating in markets of substantially similar competitive conditions, then the transfer of the Product Unit to, or performance of Licensed Services for such nonindependent purchaser shall not constitute a Commercial Sale thereof at the price charged such purchaser, but the Commercial Sale shall be deemed to have occurred at the Net Selling Price at which such Product Unit or Licensed Services was last sold, or would have been sold, to an independent purchaser under similar conditions.

         2. "Improvement" shall mean any invention the practice of which would infringe the claims covered by the Licensed Patents, which invention was made by the Inventors and/or





                                       2





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

persons acting under their direction and control at the University of Colorado, which is the work product of the Research Support Funding Agreement between USB and the University of Colorado Foundation entered into on May 20, 1987 (the "RSFA") and which was conceived or reduced to practice during the term of the RSFA.

         3. "Improvement Patents" shall mean any patent application and any patents issuing thereon throughout the world including any extensions, renewals, continuations, continuations-in-part, divisions, patents of additions and/or reissues thereof filed upon an Improvement, and to which LICENSOR has or shall have the right to grant licenses during the term hereof.

         4. "Intermediate Products" shall mean the RNA enzymes described in Claims 1-47, 70 and 73 of the '327 Patent Application, RNA enzymes which may be claimed in any other Licensed Patent and/or Improvement Patent, and plasmids used as vectors for the delivery of ribozymes (either viral or nonviral), made and sold in bulk by LICENSEE to Manufacturers.

         5. "Inventors" shall mean Thomas R. Cech, Arthur J. Zaug and Michael D. Been.

         6. "Licensed Methods" shall mean any invention, method, process, procedure or technology which is covered by and/or may be claimed in the Licensed Patent and any Improvement Patent.

         7. "Licensed Patents" shall mean the inventions and discoveries which are the subject of, or which are covered in whole or in part by, the claims included in (i) U.S. Patent Application Serial Number 937,327, filed December 3, 1986 entitled RNA RIBOZYME POLYMERASES, DEPHOSPHORYLASES, RESTRICTION ENDORIBONUCLEASES AND METHODS (the "'327 Patent Application"), a copy of the Claims of which is attached hereto and marked EXHIBIT "A", (ii) the United States Patents listed on EXHIBIT "B" attached hereto, and any patents issuing thereon as well as any corresponding patent applications or any patents that may issue thereon throughout the world, including any extensions, renewals, divisions, continuations, continuations-in-part, patents of addition, and/or reissues thereof, including Improvement Patents, and to which LICENSOR has or shall have the right to grant licenses during the term hereof. It is understood that any reference in this Agreement to claim numbers as recited in the '327 Patent Application as filed on December 3, 1986, or other Licensed Patents corresponding thereto or derived therefrom (including but not limited to those included in





                                       3





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

EXHIBIT "B"), shall be deemed to refer to any and all claims which are or have been renumbered, deleted or added during the course of prosecution of the '327 patent application and are included in such Licensed Patents.

         8. "Licensed Products" shall mean the RNA enzymes described in Claims 1-47, 70 and 73 of the '327 Patent Application and RNA enzymes which may be claimed in any other Licensed Patent and/or Improvement Patent, packaged and sold by LICENSEE for use as (by way of illustration and not of limitation) research reagents, diagnostic products, pharmaceutical products, agricultural biochemical products, veterinary products, cell culture and/or fermentation products, or otherwise, and plasmids used as vectors for the delivery of ribozymes (either viral or nonviral), but shall not include Intermediate Products.

         9. "Licensed Services" shall mean any service which is performed for a third-party which includes use of a Product Unit or Licensed Method.

         10. "Manufacturer" shall mean a business entity which makes and sells merchandise in finished form and ready for end use without further substantial alteration incorporating or utilizing Intermediate Product(s).

         11. "Market Year" shall mean the twelve (12) month period which commences upon the first Commercial Sale of Licensed Products or Licensed Services by LICENSEE, and each ensuing twelve (12) month period during the term of this Agreement. For the purposes of this definition, the term "Licensed Products" shall exclude Research Reagents.

         12. "Net Selling Price" shall mean the actual gross selling price of each Product Unit upon its Commercial Sale, including all packaging, instructional or other charges made to a purchaser, but less customary trade discounts and refunds or credits allowed for shortages, returns, or defective articles and transportation or shipping charges and/or taxes billed by LICENSEE to its customers. In the case of Licensed Services, (i) the term Net Selling Price shall include the actual gross receipts received for the performance of Licensed Services upon a Commercial Sale, less customary trade discounts and refunds or credits and/or taxes billed by LICENSEE to its customers; and (ii) the term "Commercial Sale" shall include any transaction under which the Licensee or any sublicensee provides Licensed Services to a person who is not an Affiliated or Related Interest. The actual selling price of Product Units to a purchaser or





                                       4





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

amounts received for the performance of Licensed Services for a third party, with whom LICENSEE has a reciprocal discount or preferential price arrangement for merchandise, services or use of technology and which discount or preferential price arrangement affects the price LICENSEE charges such purchaser or third-party, shall not be the Net Selling Price thereof, but the Net Selling Price for such Product Units or Licensed Services shall be the actual selling price plus the amount(s) of such discounts or price preferences.

         13. "Patented Substances" shall mean those materials listed on EXHIBIT "C" hereof previously supplied to LICENSEE.

         14.     "Product Units" shall mean:

                 (i)      Licensed Products, and

                 (ii)     Intermediate Products



                                   ARTICLE II

                             SURVIVAL OF ASSIGNMENT

         LICENSOR and LICENSEE agree that the terms of Article II of the Assignment, and such other provisions of the Assignment as they pertain to USB, shall be and remain in full force and effect, and that all other terms and conditions of the Assignment, including the license granted to LICENSEE by LICENSOR thereunder, shall be superseded hereby.


                                  ARTICLE III

                           USE OF PATENTED SUBSTANCES

         The Foundation and the Inventors having agreed that Patented Substances shall not be transferred by way of sale, gift, loan or otherwise to any other person or business entity during the term of the license granted to LICENSEE hereunder, excepting distribution to the academic community, not for profit, in accordance with normal academic procedures, and to obtain a written agreement from such potential academic distributees in advance of such distribution evidencing agreement that the materials will not be used or distributed for commercial purposes,





                                       5





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

LICENSEE affirms that it understands and agrees that the Inventors may retain and use the Patented Substances for purposes of research.


                                   ARTICLE IV

                                  THE LICENSE

         1. Grant. Subject to the rights of the United States Government, as set forth in P.L. 96-517, P.L. 98-620 and 37 CFR 401, as amended, LICENSOR hereby grants to LICENSEE an exclusive worldwide license under the Licensed Patents to exercise the following rights:

                 (a) To make, have made, use and sell RNA enzymes alone or when incorporated in Licensed Products;

                 (b) To use, practice, or have used or practiced on its behalf, but not to sell, the Licensed Methods;

                 (c) To perform, or have performed on its behalf, Licensed Services which include use of a Product Unit or Licensed Method;

                 (d) To make, have made, use and sell plasmids as described or claimed in the Licensed Patent and any Improvement Patent;

                 (e) To pass on to its customers for RNA enzymes, Licensed Products and/or Intermediate Products, or its customers for Licensed Services, a license for the use thereof as described or claimed in the Licensed Patents and any Improvement Patent; and

                 (f) To make, have made and use Intermediate Products and to sell Intermediate Products to Manufacturers, and to grant licenses to Manufacturers to make, use and sell Product Units, to use and practice Licensed Methods and/or to perform Licensed Services; provided that, in the case of the sale of Intermediate Products, LICENSEE has theretofore entered into royalty- bearing agreements whereunder LICENSEE obtains royalties from such Manufacturers based upon said Manufacturers' selling prices of merchandise:





                                       6





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                          (i) in which one or more Intermediate Product is a constituent, and/or

                          (ii) in the production of which one or more Intermediate Product is or has been utilized, in accordance with the provisions of paragraph 3(b) of Article VI.

                 (g) To grant sublicenses with respect to any of the foregoing, subject to the terms of Paragraph 2 of this Article IV.

         2. Sublicenses. (a) During the term of exclusivity granted hereunder, the license hereby granted shall include the right of LICENSEE or any sublicensee to grant written sublicenses covering Licensed Products, Licensed Services and Licensed Methods, provided that LICENSEE shall include all sales and receipts therefrom received from unaffiliated third parties by all sublicensees in LICENSEE'S statements to LICENSOR as provided in paragraph 1(b) of Article VII and (A) in the case of sublicenses granted to parties other than to Manufacturers shall pay royalties to LICENSOR in an amount equal to the
greater of (i) [   ]of the royalty income received from each such sublicensee for the sale of Licensed Products and Licensed Services and for use of Licensed
Methods or (ii)  [   ](x) of the Net Selling Price of each Licensed Product
made or sold, or received from the performance of Licensed Services, by or for such sublicensee or (y) of the amounts received by or from the sublicense of Licensed Methods and (B) in the case of any sublicense granted to a Manufacturer in respect of Intermediate Products pay royalties to LICENSOR as per paragraph 3(b) of Article VI. LICENSEE and its sublicensees shall be free to grant sublicenses at any royalty rate they may deem appropriate. Notwithstanding the foregoing, no multiple royalties shall be payable because a Licensed Product, Licensed Service, Licensed Method or Intermediate Product are or shall be sold or licensed to or by a sublicensee in the same transaction.

         (b) In addition to the foregoing, LICENSEE agrees that it will remit
to LICENSOR in accordance with paragraph 2 of Article VII, [   ] of any option
fee, license fee, prepaid royalty or other "front-end payment" which it may receive from a sublicensee or which a sublicensee may receive from its sublicensees. It is agreed that research and development funding (as defined





                                       7





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

hereafter) does not constitute an "option fee, licensee fee, prepaid royalty or 'front-end payment'" under this paragraph.

         For purposes hereof, the term "research and development funding" shall mean funding received from third parties for (1) LICENSEE's direct or indirect cost (purchase or lease) of materials, equipment and facilities used in research and development; (2) salaries, wages, benefits and other related costs of personnel engaged in or supporting the research and development activity;
(3) the cost to LICENSEE of services performed by others in connection with LICENSEE's research and development activity; (4) the cost to LICENSEE of payments to third parties (other than LICENSOR) for patent or other rights utilized in research and development; (5) a reasonable allocation of general, administrative and other indirect and overhead costs to research and development activities; (6) debt or equity investments in LICENSEE and (7) research and development milestone payments paid to LICENSEE for completion of research and development activities associated with ribozyme technology and product development. Determinations with respect to research and development funding shall be made in accordance with generally accepted accounting principles. Costs associated with selling products and costs associated with facilities and equipment unrelated to research and development activities shall not be included in "research and development funding."

         LICENSOR shall be promptly advised of any agreement which provides for such research funding and LICENSOR shall be furnished with a true and correct copy of any such agreement. LICENSOR shall have the right, upon prior reasonable notice, to inspect the books and records of LICENSEE or a sublicensee, as applicable, in accordance with the provisions of paragraph 7 of
Article VII to verify the nature of such research funding. In the event of any disagreement between the parties with respect to the foregoing, representatives of LICENSOR and LICENSEE or a sublicensee shall meet and seek to resolve any such disagreement, as applicable; and if the parties are unable to reach agreement, then any such disagreement under this paragraph shall be submitted to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect before a panel of one arbitrator. The place of arbitration shall be New York, New York. Any award rendered thereon shall be





                                       8





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

final and binding on the parties and judgment may be entered on the arbitrator's award in any court having jurisdiction.

         LICENSEE agrees to deliver to LICENSOR a true and correct copy of each and every sublicense entered into by LICENSEE within thirty (30) days after execution thereof and shall promptly advise LICENSOR in writing of any modification (and supply same) or termination of each sublicense. Upon termination of this Agreement for any cause, any and all existing sublicenses hereunder shall thereupon be assigned to LICENSOR. This shall be made a condition of any such sublicense that may be granted by LICENSEE.

         3. Exclusivity. LICENSOR agrees not to grant to any other party any option, license or other right under the Licensed Patents to make, have made, use or sell Product Units, Licensed Services and Licensed Methods during the period of the exclusive license herein granted.

         4. Consultation. The Parties recognize that during the term of this Agreement, LICENSEE may confer and consult freely with the Inventors in furtherance of the development and testing of Product Units, Licensed Services and Licensed Methods, in accordance with such arrangements as they may make among themselves.

         5. Cross-Licensing. LICENSOR understands that LICENSEE'S negotiations with Gene Shears (J&J) for the cross licensing of certain Gene Shears patented technology to LICENSEE in exchange for the cross licensing of certain Licensed Patents to Gene Shears is now in suspense. LICENSOR agrees that in the event these negotiations are re- activated on terms and conditions similar to or more favorable to LICENSEE than those described in correspondence between LICENSOR and LICENSEE during the period April 19 to 21, 1994, LICENSOR will consent to such cross-license. (Said correspondence being incorporated herein by this reference solely for this purpose.).

         In the event that LICENSEE believes that one or more additional cross-licenses (other than that with Gene Shears referenced above) are necessary between LICENSEE and any third party, LICENSOR shall negotiate in good faith with LICENSEE for the grant of LICENSOR's consent thereto in return for reasonable consideration.

         If LICENSEE grants a license (an "RPI License") to any of its patented technology, or to any of its proprietary technology for which a patent application is pending ("RPI Technology") to





                                       9





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

any cross-licensee under this Agreement, or any third party affiliated with or related to such cross-licensee, and the license or option fee, royalty basis, royalty rate and/or minimums of the RPI License are substantially greater than in the cross-license, then LICENSOR and LICENSEE shall negotiate in good faith a division of the incremental royalties paid under the license resulting from such substantially greater license or option fee, royalty basis, royalty rate and/or minimums (the "Incremental Royalties"). The division of Incremental Royalties will be based upon the relative value the cross-licensed technology and the licensed RPI Technology contribute to the products upon which the Incremental Royalties are paid. In the event an agreement cannot be reached by the parties, such matter will be arbitrated before a panel of three arbitrators, one of whom shall be selected by LICENSEE, one of whom shall be selected by LICENSOR, and the third of whom shall be selected by the two arbitrators so selected by LICENSEE and LICENSOR. In no event will the payment of any part of Incremental Royalties to LICENSOR on any license extend beyond the term of this Agreement. In addition, in no event will LICENSOR be entitled to share in any license or option fees, royalties and/or minimums in excess of those to which it would be entitled if all license or option fees, royalties and/or minimums paid under the cross-license and RPI License had instead been paid pursuant to this Agreement.

         6. Country of Origin. The Parties agree that royalties shall be paid only upon Product Units, Licensed Services and Licensed Methods which are covered in the country of their manufacture, use or sale by a Licensed Patent.





                                       10





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                                   ARTICLE V.

                              PRODUCT DEVELOPMENT


         1. Due Diligence. LICENSEE has represented to LICENSOR that it is experienced in the development and commercialization of Product Units, and that commencing with the execution of the Prior Sublicense Agreement it committed itself to a program of developing, obtaining governmental agency approvals for, and marketing Product Units. LICENSEE agrees that it will diligently continue the efforts above described. In furtherance of the foregoing, to maximize the commercial potential of the Licensed Patents and their benefit to mankind, expanding the number of researchers utilizing ribozyme technologies is necessary. LICENSEE's activities and programs regarding the technology are designed to maximize the potential of this technology and shall include the following activities:

                 (a) sale and promotion of research reagents to provide tools to researchers;

                 (b) sponsorship of meetings and seminars regarding the technology;

                 (c) contacting firms in the pharmaceutical, diagnostic and agbiotech fields to establish potential research relationships and/or licenses;

                 (d) support of commercial development activities through technology development efforts and the expertise of LICENSEE's scientists.

         2. Research and Development Information. LICENSEE agrees to furnish to LICENSOR in a timely manner, copies of all periodic reports filed by LICENSEE with the U.S. Securities and Exchange Commission. In addition, LICENSEE agrees that its President or CEO shall meet with representatives of LICENSOR no less frequently than once per year at LICENSOR's offices in Connecticut or in New York City to review progress in developing and commercializing the Licensed Patents. In addition, LICENSEE shall furnish to LICENSOR, to the extent it is legally able to do so, copies of any progress reports LICENSEE receives from its sublicensees and/or cross-licensees respecting Product Units.

         3. Data. LICENSEE and LICENSOR agree that during the term of the License hereunder, they will provide to patent counsel all information and data that either party develops or otherwise possesses which may assist patent counsel in the filing, prosecution and defense of patent applications and patents included in the Licensed Patents.





                                       11





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

         4. Remedial Action. In the event LICENSOR believes that LICENSEE has failed to exercise reasonable diligence hereunder, LICENSOR shall have the right to advise LICENSEE of its belief and request remedial action. If LICENSOR and LICENSEE disagree, they may bring the matter to arbitration upon mutual agreement, or lacking such agreement, each shall rely upon such remedies and defenses as are available to it in law or equity.

                                   ARTICLE VI

                           PAYMENTS UNDER THE LICENSE

         1. License Fee. All License Fees payable under the Prior License Agreement have been paid to LICENSOR, and no additional License Fees shall be payable by LICENSEE hereunder.

         2. Royalty Basis. LICENSEE agrees to pay, as hereinafter provided, royalties to LICENSOR:

                 (a) in respect of each Licensed Product made or sold by or for LICENSEE;

                 (b) in respect of each Intermediate Product sold by LICENSEE to a Manufacturer or with respect to which a Manufacturer has been granted a sublicense as provided in paragraph 2 of Article IV.

                 (c) in respect of Licensed Services performed by or for LICENSEE.

         3.      Royalty Rates.

                 (a) For each Licensed Product sold by Licensee, which is subject to paragraph 2(a) of this Article VI, and for Licensed Services performed by Licensee, which are subject to paragraph 2(c) of this Article VI, the
                          rate shall be [   ]of the Net Selling Price.

                 (b) For each Intermediate Product which is subject to paragraph 2(b) of this Article, the rate shall be:

                          (i) [ ] of the Net Selling Price of such Intermediate Product, and in addition,

                          (ii) [ ] of any royalty or fee (except of a sublicense fee, which shall be payable as set forth in paragraph 2(b) of Article IV and paragraph 2





                                       12





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                                  of Article VII), which a Manufacturer pays
                                  LICENSEE upon the manufacture, use, sale or other transfer of merchandise in which the Intermediate Product is a constituent or has been utilized.

                 (c) No multiple royalties shall be payable because a Licensed Product, Licensed Services and Licensed Method are or shall be sold, performed and/or licensed in the same transaction by LICENSEE, so long as LICENSOR receives the royalties provided for in paragraphs 3(a) or 3(b) of this Article VI, as applicable.

                 (d) Notwithstanding the provisions of this Article VI, in the event that LICENSEE is presented with an opportunity or opportunities for the exploitation of ribozymes in diagnostic products, through sublicensing, then LICENSOR will cooperate in good faith with LICENSEE to revise the royalty rate structure to permit such exploitation for the mutual benefit of the parties.

         4.      Guaranteed Minimum Payments.

                 (a) To retain its license hereunder, LICENSEE shall pay to LICENSOR, as minimum annual payments, no less than the amounts set forth below:

                          (i)     For the first Market Year,  [  ];

                          (ii)    For the second Market Year, the amount shall
                                  be the greater of [   ] or [   ] of the
                                  royalty actually earned during the first
                                  Market Year;

                          (iii)   For the third Market Year, the amount shall
                                  be the greater of  [  ] or [    ] of the
                                  royalty actually earned during the second
                                  Market Year;

                          (iv)    [    ] shall be the greater of [     ] or [
                                  ] of the royalty actually earned during the third Market Year;

                          (v)     For the fifth Market Year, the amount shall
                                  be the greater of [   ] or [    ] of the
                                  royalty actually earned during the fourth
                                  Market Year;

                          (vi)    For the sixth and each ensuing Market Year,
                                  the amount shall be the [    ] or [    ] of
                                  the royalty actually earned during the fifth
                                  Market Year.





                                       13





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                          (vii) Payments shall be payable in accordance with paragraph 3 of Article VII.

                 (b) In the event LICENSEE does not pay the minimum annual amounts as aforesaid, LICENSOR shall have the right to terminate the license granted hereunder; provided, however, that if LICENSEE shall have paid minimum annual amounts under the license for a period of ten
                          (10) years, then the license shall thereafter no longer be terminable by LICENSOR for failure to pay such minimum annual amounts; provided LICENSEE is not in any respect in default hereunder.

                 (c) Notwithstanding the foregoing, LICENSEE agrees that if it sells Licensed Products in any country under its exclusive license and subsequently withdraws such Licensed Products from sale in that country (except upon governmental requirement) and has no Commercial Sales therein for a period of one (1) year thereafter, LICENSOR may convert LICENSEE's exclusive license in that country to a nonexclusive license for such Licensed Products.





                                       14





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                                  ARTICLE VII

              REMITTANCES, RECORDS AND REPORTS UNDER THE LICENSES


         1.      Royalties.

                 (a) Royalties shall accrue when Product Units or Licensed Services are first sold or performed by or for LICENSEE. Product Units shall be considered sold to, and Licensed Services performed for, third parties when billed out.

                 (b) Payments of earned royalties shall be made within sixty (60) days following the end of each half of each Market Year for the sale of all Product Units sold or otherwise transferred, and/or Licensed Services performed, by LICENSEE during said half Market Year. LICENSOR's participation in royalties from Manufacturers under paragraph 3(b)(ii) of
                          Article VI shall be paid within sixty (60) days following the end of each half of each Market Year, based upon LICENSEE's receipts of such royalty payments from Manufacturers during each half Market Year. Such payment shall be accompanied by a statement certified to LICENSOR by an officer of LICENSEE which shall give sufficient information from which to calculate the amount of royalties due hereunder, including, but not limited to, the total quantity and Net Selling Price of Product Units and/or Licensed Services for which royalty has accrued during the preceding half Market Year and the aggregate royalties due. Statements shall also be submitted in the event no sales of Product Units or Licensed Services took place.

                 (c) Notwithstanding the foregoing paragraph, LICENSEE may establish a reserve for bad debts in the amount of two percent (2%) of the Net Selling Price of Product Units sold or otherwise transferred, and or Licensed Services performed, by LICENSEE during each Market Year. Such reserve shall be reconciled at the end of each Market Year and, in the





                                       15





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                          event that the amount of non-collectible accounts receivable for the Market Year is less than the amount so reserved, LICENSEE shall remit to LICENSOR the royalties earned on such difference; and, in the event that the amount of non-collectible accounts receivable for the Market Year is greater than the amount so reserved, LICENSEE shall be entitled to a credit against the next scheduled royalty payment to LICENSOR in the amount of the royalties paid by LICENSEE on such difference.

         2. Sublicense Fees. Payment of LICENSOR's share of sublicense fees, prepaid royalties or "front-end" payments received by LICENSEE from sublicensees pursuant to paragraph 2(b) of Article IV shall be remitted to LICENSOR within sixty (60) days following the end of the calendar quarter of receipt.

         3. Guaranteed Minimum Payments. LICENSEE agrees that each minimum annual payment under paragraph 4 of Article VI shall become a present obligation of LICENSEE to LICENSOR on the first day of each Market Year; and LICENSEE agrees that such minimum amounts are to be paid to LICENSOR together with the remittance made for the last accounting period of the applicable Market Year, in the event earned royalties for such Market Year do not reach the minimum amount set forth.

         4. Currency. Payment hereunder shall be made in U. S. dollars in the United States.

         5. Credit for Patent Expenses. LICENSEE may deduct as credits from payment of royalties due under paragraph 1(b) of this Article VII amounts not to exceed one-half (1/2) of said royalties due during any half Market Year
until [    ]of the expenses incurred by LICENSEE pursuant to paragraph 2 of
Article VIII have been credited.

         6. Foreign Royalty Payments. With respect to sales in countries outside the United States, royalties shall be payable in U. S. dollars at the rate of exchange published in The Wall Street Journal on the last day of the accounting period in which the royalty accrues. Royalties shall be paid to LICENSOR free and clear of all foreign taxes, including withholding and turnover taxes, except such taxes which LICENSEE may be required to withhold by a foreign country (provided that LICENSOR can receive full credit for such taxes with the Internal Revenue Service of the United States) .





                                       16





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

         7. Inspection. LICENSEE shall keep records in sufficient detail to permit the determination of royalties payable hereunder and, at the request and expense of LICENSOR, will permit an independent Certified Public Accountant, acceptable to both LICENSOR and LICENSEE, to examine, in confidence, during ordinary business hours once in each calendar year such records as may be necessary to verify or determine royalties paid or payable under this Agreement. For the purposes of this paragraph, LICENSEE shall be required to retain its records for no more than three (3) years.

         8. Price. LICENSEE shall submit to LICENSOR, no less than once per year during the life of this Agreement, copies of its customer catalogs in which Licensed Products and Licensed Services are listed for sale.


                                  ARTICLE VIII

                               PATENT PROTECTION


         1.      Patent Filing.

                 (a) LICENSEE shall reimburse LICENSOR promptly following the presentation of invoices therefore for the prosecution and maintenance of the '327 Patent Application and any patents which issue thereunder in the United States.

                 (b) LICENSEE shall reimburse LICENSOR promptly following the presentation of invoices therefor for the filing, prosecution and maintenance of any counterpart foreign patent applications to the '327 Patent Application and patents which issue thereunder which LICENSEE, in its sole discretion, elects to support.

                 (c) LICENSEE shall reimburse LICENSOR promptly following the presentation of invoices therefor for the filing, prosecution, and maintenance of such U.S. and foreign Improvement Patents which LICENSEE, in its sole discretion, elects to support.





                                       17





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                 (d) In the event LICENSEE shall not elect to reimburse LICENSOR for filing, prosecution and/or maintenance, as aforesaid, then such patent application(s) and/or any patent(s) which issues thereunder shall not be included in Licensed Patents licensed to LICENSEE hereunder.

         2. Recovery of Patent Expenses. LICENSEE shall bear the expenses associated with the filing, prosecution and maintenance of Licensed Patents including, without limitation, filing, maintenance, and attorneys' fees;
provided that, LICENSEE shall be entitled to recover [   ]of such costs from
royalties otherwise to become due to LICENSOR, earned in the country in which the application was filed, in accordance with paragraph 5 of Article VII.


                                   ARTICLE IX

                        ENFORCEMENT OF LICENSED PATENTS

         1. Enforcement. In the event LICENSEE, LICENSOR, the Foundation or URC becomes aware of any actual or threatened infringement of a Licensed Patent anywhere in the world, that party shall promptly notify the other parties in writing. LICENSEE shall have the first right to bring, at its own expense, an infringement action against any third party and to use the names of LICENSOR, the Foundation and URC in connection therewith. If LICENSEE does not proceed with a particular patent infringement action within ninety (90) days, LICENSOR, after notifying LICENSEE in writing, shall be entitled to take proceedings against such infringer at its own expense, and shall have the right to settle infringement litigation by licensing the infringer, unless LICENSEE shall equally share the cost of enforcement with LICENSOR. The party conducting such suit shall have full control over its conduct. In any event, LICENSOR, the Foundation, URC and LICENSEE shall assist one another and cooperate in any such litigation upon request without expense to the requesting party. Any recovery as a result of any litigation or settlement thereof shall be the property of the party bearing the principal responsibility of such litigation.





                                       18





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

         2. Defense. In the event a third party brings an action to obtain a declaration of patent invalidity of a Licensed Patent (a "DJ Action") against LICENSOR and/or LICENSEE:

                 (a) The named defendants shall have the first right to defend said action at its own cost and expense and to control ensuing litigation.

                 (b) If the named defendant elects not to defend the DJ Action, the other Party may elect to defend the DJ Action at its own cost and expense and to control the ensuing litigation.

                 (c) If a litigating Party finally prevails, it shall retain all damages which it may collect.

                 (d) If either Party finally loses because a patent is held invalid, LICENSEE may thereafter cease paying royalties on sales of Licensed Products, the performance of Licensed Services or Product Units and use of Licensed Methods, as the case may be, in the country in which such invalidity has been finally adjudicated provided that Licensed Products, Product Units, Licensed Services and Licensed Methods, as the case may be, are covered or the use thereof are covered only by claims which have been held invalid.

                                   ARTICLE X

                         TERMS OF LICENSE: TERMINATION

         1. Term. The term of this Agreement shall be from the date first written above until the expiration of the last to expire of any patent included in the Licensed Patents.

         2.      Termination.

                 (a)      LICENSEE may terminate this Agreement:

                          (i)     For cause; or

                          (ii) Upon sixty (60) days written notice to LICENSOR, provided that LICENSEE shall thereafter terminate the manufacture, sale and/or use of Product Units except for disposition of inventory on hand,





                                       19





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                                  for which royalties shall be paid in
                                  accordance with Article VI hereof.
                                  Disposition of inventory must be completed within one hundred twenty (120) days of the aforementioned notice.

                 (b) If LICENSEE shall at any time default in any obligation under this Agreement, including but not limited to failing to make any report, pay any royalties, or permit the inspection of its books and records as hereinabove required, and such default shall not be cured within sixty (60) days after written notice from LICENSOR to LICENSEE specifying the nature of the default, then LICENSOR shall have the right to terminate the license granted to LICENSEE hereunder and such termination shall become effective on the sixtieth (60th) day after giving such notice.

                 (c) Any termination pursuant hereto shall not relieve LICENSEE or LICENSOR of any obligation or liability accrued hereunder prior to such termination, nor rescind or give rise to any right to rescind anything done or any payments made or other consideration given hereunder prior to the time of such termination and shall not affect in any manner any rights of either party arising out of this Agreement prior to such termination.

                                   ARTICLE XI

                         REPRESENTATIONS AND WARRANTIES


         LICENSOR represents that it has the right to enter into this Agreement and that, to the best of LICENSOR's knowledge, no amounts are due LICENSOR from either LICENSEE or USB under the Prior License Agreement. LICENSOR makes no other representation or warranty, express or implied, except as herein provided, nor does LICENSOR assume any liability in respect of any infringement of any patent or other rights of third parties due to LICENSEE's operation under the rights herein granted. LICENSEE recognizes that the Patented Substances and the RNA enzymes produced therefrom have been produced by the Inventors for research purposes only. THE INVENTORS, THE FOUNDATION, URC, AND LICENSOR





                                       20





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

EXPRESSLY DISCLAIM THAT THE PATENTED SUBSTANCES AND/OR THE RNA ENZYMES PRODUCED THEREFROM WILL BE OF ANY COMMERCIAL VALUE TO LICENSEE WHATSOEVER, AND NO SUCH REPRESENTATION OR WARRANTY OF SUCH VALUE SHOULD BE IMPLIED. LICENSEE AGREES THAT IT IS OBTAINING THE LICENSES HEREIN GRANTED WITHOUT ANY REPRESENTATION OF VALUE, MERCHANTABILITY OR FITNESS FOR USE.


                                  ARTICLE XII

                         PREFERENCE FOR U. S. INDUSTRY

         In view of Public Law 96-517, Public Law 98-620 and regulations thereunder, LICENSEE agrees that any Product Unit covered by Licensed Patents or produced through the use of a method or process claimed in the Licensed Patents for sale in the United States of America will be manufactured substantially in the United States of America, unless a waiver of such obligation is obtained from the Federal Agency which supported in whole or in part said invention. LICENSEE shall include the foregoing provision in any sublicense(s) it grants hereunder.


                                  ARTICLE XIII

                                 COMMUNICATION

         Any payment, notice or other communication required or permitted to be made or given to a Party pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such Party by certified or registered mail, postage prepaid, addressed to it at its address set forth or to such other address as it shall designate by written notice to the other Party as follows:





                                       21





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

         In the case of LICENSOR:

                 President
                 Competitive Technologies, Inc.
                 c/o USET
                 P. 0. Box 340
                 Fairfield, Connecticut 06430

         In the case of LICENSEE:

                 President
                 Ribozyme Pharmaceuticals, Inc.
                 2950 Wilderness Place
                 Boulder, Colorado 80301





                                      22



Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                                  ARTICLE XIV

                                  ASSIGNMENTS

         This Agreement shall not be assignable by LICENSEE without the prior written consent of LICENSOR except to a successor in ownership of all or substantially all of the business assets of LICENSEE, and which successor shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by the assigning Party.


                                   ARTICLE XV

                                 MISCELLANEOUS

         1. Execution. This Agreement will not be binding upon the Parties until it has been signed herein below by or on behalf of each Party, in which event it shall be effective as of the date first above written. No amendment or modification hereof shall be valid or binding upon the Parties unless made in writing and signed as aforesaid.

         2. Construction. This Agreement embodies the entire understanding of the Parties and shall supersede all previous communications, representations or undertakings, either verbal or written between the Parties relating to the subject matter hereof.

         3. Indemnification. LICENSEE agrees to indemnify and hold harmless LICENSOR, the Foundation, URC, and the Inventors from and against any and all claims, damages and liabilities asserted by third parties (private and governmental) arising from LICENSEE's sale of Product Units and/or the purchaser's use thereof or from the performance of Licensed Services or use of Licensed Methods, as the case may be.

         4. Anonymity. LICENSEE shall have no right to use the names or other designation of THE UNIVERSITY OF COLORADO or the Inventors in connection with any sales or promotion of Product Units, Licensed services and Licensed Methods, as the case may be without the express written consent of the University of Colorado or the Inventors, as the case may be.





                                       23





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

         5. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         6. Jurisdiction. This Agreement shall be construed, and the legal relations between the Parties determined, in accordance with the law of the State of Connecticut, U.S.A.

         7. Headings. The headings of the several sections are inserted for convenience of reference only, and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         8. Force Majeure. Neither of the Parties hereto shall be liable in damages or have the right to cancel this Agreement for any delay or default in performing hereunder if such delay or default is caused by conditions beyond its control, including acts of God, government restrictions, wars or insurrections.

         9. No Waiver. Failure by either party to enforce any provision of this Agreement or assert a claim on account of breach hereof shall not be deemed a waiver of its right to enforce the same or any other provision hereof on the occasion of a subsequent breach.

         10. Compliance. LICENSEE agrees to comply voluntarily with and abide by the United States Department of Health and Human Services, National Institutes of Health "Guidelines for Research Involving Recombinant DNA Molecules". June 1981, 46 F.R. 34461, or as subsequently amended, so long as LICENSEE uses the Patented Substances conveyed to it hereunder.

         11. Remedies. The remedies provided in this Agreement are not and shall not be deemed to be exclusive and shall be in addition to any other remedies which either party may have at law or in equity.

         12. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.





                                       24





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                    COMPETITIVE TECHNOLOGIES, INC.

                                    By:      /s/ George M. Stadler
                                    Title:   President/Chief Executive Officer
                                    Date:    February 18, 1997

                                    RIBOZYME PHARMACEUTICALS, INC.

                                    By:      /s/ Ralph E. Christoffersen
                                    Title:   President/Chief Executive Officer
                                    Date:    February 24, 1997



         By its subscription hereto, UNIVERSITY OF COLORADO FOUNDATION, INC. consents to and acknowledges the terms and conditions of the Agreement within.



                                    By:      /s/ Charles G. McCord
                                    Title:   President
                                    Date:    February 26, 1997



         By its subscription hereto, UNIVERSITY RESEARCH CORPORATION consents to and acknowledges the terms and conditions of the Agreement within.


                                    By:      /s/ Charles G. McCord
                                    Title:   President
                                    Date:    February 26, 1997





                                       25





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                                  EXHIBIT A
                               What is claimed:

[  ]





                                      26





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                                   EXHIBIT B
                               "Licenses Patents"
                        Patents and Pending Applications

====================================================================================================
                                PATENT NO. OR
      CLAIMS                PATENT APPLICATION NO                              TITLE
----------------------------------------------------------------------------------------------------
      1 - 47      U.S. Pat. No. 4,987,071 (Parent)            RNA Ribozyme Polymerase
                                                              Dephosphorylases Restriction
                                                              Endoribonucleases and Methods
----------------------------------------------------------------------------------------------------
     48 - 62      U.S. Pat. No. 5,093,246  (Division of       RNA Polymerase Dephosphorylases
                  U.S. Pat. No. 4,987,071)                    Restriction
                                                              Endoribonucleases and Methods
----------------------------------------------------------------------------------------------------
     63 - 66      Pat. No. 4,987,071                          See above
----------------------------------------------------------------------------------------------------
    67 and 68     U.S. Pat. No. 5,093,246                     See above
----------------------------------------------------------------------------------------------------
        69        U.S. Pat. No. 4,987,071                     See above
----------------------------------------------------------------------------------------------------
        70        U.S. Pat. No. 4,987,071                     See above
----------------------------------------------------------------------------------------------------
        71        U.S. Pat. No. 5,093,246                     See above
----------------------------------------------------------------------------------------------------
        72        U.S. Pat. no. 5,037,746  (Continuation-     RNA Ribozyme Polymerases and Methods
                  in-part of
                  U.S. Pat. No. 4,987,071)
----------------------------------------------------------------------------------------------------
        73        Pat No. 4,987,071                           See above
====================================================================================================



Notes:

1. U.S. Patent No. 5,116,742 entitled "RNA Ribozyme Restriction Endoribonucleases and Methods," filed March 24, 1989, is a continuation-in-part of U.S. Patent No. 4,987,071, and includes additional claims which were not contained in the original patent application.

2. U.S. Patent Application Serial No. 843,737 entitled "RNA Polymerase Dephosphorylases Restriction Endoribonucleases and Methods," filed February 28, 1992, is a continuation of U.S. Patent No. 5,093,246. It has been allowed, and the issue fee is due to be paid on or before February 24, 1994.





                                       27





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240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                                   EXHIBIT C
                              Patented Substances

[      ]





                                      28





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.